UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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CARDINAL BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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CARDINAL BANKSHARES CORPORATION

101 Jacksonville Circle

P. O. Box 215

Floyd, Virginia 24091

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 22, 2012

On April 12, 2012, Cardinal Bankshares Corporation (“Cardinal”) filed a definitive proxy statement (the “proxy statement”) with the Securities and Exchange Commission (the “SEC”) relating to its 2012 Annual Meeting of Shareholders, and began mailing the proxy statement to shareholders. The purpose of this supplement to the proxy statement (the “supplement”) is to amend the proxy statement to revise and update certain information contained in the proxy statement as a result of the information contained in the definitive proxy statement of the Coalition to Improve the Bank of Floyd filed with the SEC on April 20, 2012 (the “Schaller Proxy Statement”), and to provide additional information regarding the proposal on the election of directors. There are no revisions to the Cardinal proxy statement other than the information presented in this supplement. The date of this supplement is May 3, 2012.

Because of the important and updated information contained in this supplement, Cardinal is including a WHITE proxy card along with the supplement. All shareholders are encouraged to review this supplement along with the Cardinal proxy statement for more complete information with respect to the 2012 Annual Meeting. If you have already submitted your proxy card, you have the power to revoke it at any time before it is exercised as provided under the “Voting of Proxies” section of the Cardinal proxy statement.

GENERAL INFORMATION

On March 30, 2012, prior to the date of the Cardinal proxy statement and the mailing of such proxy statement, the Schaller Coalition filed preliminary proxy materials with the SEC indicating its intent to solicit proxies in support of the five nominees for director named in such preliminary materials. On April 20, 2012, the Schaller Coalition filed the Schaller Proxy Statement with the SEC. In a significant change from the Schaller Coalition’s preliminary proxy materials, the Schaller Proxy Statement states that the Schaller Coalition is seeking to nominate and elect three, and not five, individuals to the Cardinal Board. The Schaller Coalition’s nominees are T. Mauyer Gallimore, John Paul Houston and James W. Shortt (collectively, the “Schaller Nominees”).

The Schaller Proxy Statement also indicates that five new members have been added to the Coalition to Improve the Bank of Floyd: T. Mauyer Gallimore, Bobby L. Gardner, Sr., Carol S. Jarratt, R. Devereux Jarratt and Mike Turman. Accordingly the members of the Coalition to Improve the Bank of Floyd are T. Mauyer Gallimore, Bobby L. Gardner, Sr., John Paul Houston, Carol S. Jarratt, R. Devereux Jarratt, James W. Shortt, Mike Turman, Douglas E. Schaller, Schaller Equity Partners, Schaller Equity Management, Inc., Schaller Investment Group Incorporated, and Coalition Proxy Holding and Voting SPV, Inc. For the purposes of this supplement and the Cardinal proxy statement, we refer to the Coalition to Improve the Bank of Floyd and its members collectively as the “Schaller Coalition.”

Important Notice Regarding the Availability of Proxy Material for the Shareholder Meeting to Be Held on May 22, 2012: The Notice of the Annual Meeting, the Proxy Statement, including this Supplement, and Cardinal’s Annual Report on Form 10-K for the year ended December 31, 2011, are available on the Internet at the following website: www.bankoffloyd.com/2012proxy.

VOTING SHARES AND VOTING RIGHTS

Shareholder Notification – Schaller Coalition

On February 23, 2012, Cardinal received a notice letter from Schaller Equity Partners, a shareholder, of its intent to nominate five individuals for election to the Board of Directors at the Annual Meeting. As stated above, on April 20, 2012, the Schaller Coalition filed the Schaller Proxy Statement and is now seeking to nominate and elect three, and not five, individuals to the Cardinal Board.

On March 14, 2012, the Nominating Committee of the Board of Directors of Cardinal considered the five individuals originally proposed by the Schaller Coalition for potential director nominees and determined not to include any of such individuals in the slate of director nominees for election to the Board of Directors at the Annual Meeting, including the three Schaller Nominees.

Nominations by the Schaller Coalition have NOT been endorsed by Cardinal’s Board of Directors. Cardinal strongly urges you not to sign any proxy cards sent to you by the Schaller Coalition or its representatives. We urge you to vote the WHITE proxy card only, and to discard any other proxy card you may receive.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

Information on the membership of the Schaller Coalition contained in footnote 2 to the table on page 4 of the Cardinal proxy statement is updated and amended pursuant to the information contained in the “General Information” section of this supplement.

In addition, the last sentence in footnote 2 is hereby revised, based on information provided in the Schaller Proxy Statement, to provide stock ownership information with respect to members of the Schaller Coalition other than Schaller Equity Partners, Schaller Investment Group Incorporated, Schaller Equity Management, Inc., Douglas E. Schaller and Coalition Proxy Holding and Voting SPV, Inc. as follows: Messrs. Gallimore and Gardner beneficially own approximately 0.4% and 1.0%, respectively, of Cardinal’s common stock. Messrs. Houston and Shortt beneficially own less than 0.1% of Cardinal’s common stock. Together, Carol S. and R. Devereux Jarratt, who are husband and wife, beneficially own approximately 2.0% of Cardinal’s common stock. Mr. Turman beneficially owns approximately 0.7% of Cardinal’s common stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

In the Cardinal proxy statement, Cardinal made the following statement: “The Board of Directors has no reason to believe that any of the named nominees will be unable to serve as a director. Each of the nominees has consented to be named in the Proxy Statement and to serve if elected.” Because of certain recent developments related and unrelated to the Schaller Coalition’s solicitation, as Cardinal indicated in its letter to shareholders dated April 19, 2012, no current director of Cardinal is willing to continue to serve on the Board if any of the Schaller Coalition nominees are elected.

From the time Cardinal received notice in February 2012 from Schaller Equity Partners that it was considering a proxy solicitation to elect five nominees to Cardinal’s Board of Directors, each member of Cardinal’s Board has been uncomfortable with the prospect of serving with a nominee proposed by Mr. Schaller (in whatever manner proposed, including with other parties). There were several reasons for their concern, including the following:

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Mr. Schaller’s sustained attacks on the judgment, competence and independence of Cardinal’s current directors, excluding to some extent Dr. J. Howard Conduff, Jr. The Coalition has continued such attacks in its solicitation.

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Mr. Schaller’s campaign to sell Cardinal, which had become public since the beginning of June 2011. The Board members believe that Mr. Schaller’s objective to sell Cardinal is directly contrary to the core strategic direction of maintaining a strong, locally owned and managed community bank in Floyd, Virginia, which was and is the stated strategy of every member of the current Board.

•

Mr. Schaller’s, and more recently the Schaller Coalition’s, outspoken reliance on Cardinal’s former executive officer Henry A. Logue and his plans for Bank of Floyd, and the circumstances of his departure.

When the Schaller Coalition was created and, subsequently filed its initial preliminary proxy materials, it disclosed that it was running an opposing slate of five nominees and would also support Dr. Conduff for the sixth position on Cardinal’s Board. At that time, each member of the current Board concluded, rightly or wrongly, that the results of the contest would either be the re-election of the entire Board or the election of the original five Schaller Coalition nominees and Dr. Conduff. Even with the serious reservations outlined above, the members of the current Board agreed that they would remain unified, and agreed to serve if elected.

After the mailing of the Cardinal proxy statement, two matters of significance caused all current Cardinal directors to move from the position of “to serve if elected” to the position that none is willing to serve as a director with an elected Schaller Nominee. The first matter was a series of amendments to the Schaller Coalition preliminary proxy materials which highlighted, in the directors’ opinion, the potentially adversarial approach of the Schaller Coalition to a clearly-articulated position of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) with respect to Schaller Equity Partners’ ability to comply with its obligations under the Bank Holding Company Act of 1956. The unusual stance of the Schaller Coalition towards a federal bank regulator is provided in the disclosure contained in the definitive Schaller Proxy Statement.

In a related action to the above-referenced issues with the Federal Reserve, the Schaller Coalition’s resulting change in its position with respect to certain members of the Cardinal Board – finding two current Board members who were previously unacceptable to the Schaller Coalition to be, now suddenly acceptable – and reducing the number of nominees of the Schaller Coalition from five to three – reinforced to all current Board members a belief in the lack of preparedness and seriousness of certain members of the Schaller Coalition to govern a bank holding company and work cooperatively with bank regulators, which is important to the function of a community bank board.

The second matter relates to Cardinal’s recently filed lawsuit against its former executive officer Mr. Logue. Given the focus of some members of the Schaller Coalition on Mr. Logue’s tenure with and departure from Cardinal, all current members of the Cardinal Board are concerned about the impact a director associated with Mr. Logue, either personally, or indirectly through an affiliation with certain other Schaller Coalition members, may have with respect to their service on the Cardinal Board.

On April 25, 2012, Cardinal filed a verified complaint in the United States District Court for the Western District of Virginia, Roanoke Division, captioned Cardinal Bankshares Corporation v. Henry A. Logue (Civil Action No. 7:12-cv-00198). Mr. Logue is a former Executive Vice President of Cardinal and former President and Chief Executive Officer of Bank of Floyd. The complaint alleges (i) Mr. Logue’s breach of fiduciary duty to Cardinal and the Bank of Floyd, and (ii) breach of contract by Mr. Logue of his obligations under a “Change in Employment Status” Agreement executed by Cardinal and Mr. Logue on May 20, 2011 (the “Termination Agreement”). The Termination Agreement was entered into between the parties in connection with Mr. Logue’s resignation from Cardinal and Bank of Floyd.

Cardinal is seeking damages in the amount of $250,000 resulting from the alleged breach of fiduciary duty; and approximately $133,341 in damages resulting from the payments made to Mr. Logue under the Termination Agreement, which Cardinal believes were not owed and due to him as a result of his conduct and actions. Cardinal also seeks injunctive relief enjoining Mr. Logue from (a) engaging in any actions or conduct that are in breach of the Termination Agreement, including any action or conduct that is detrimental to any interest of Cardinal and Bank of Floyd; (b) making any disparaging comments or statements about Cardinal and Bank of Floyd, and any of their respective employees, officers, directors or agents; and (c) disclosing any confidential information of Cardinal or Bank of Floyd to any person or entity without the prior written consent of the Cardinal Board. To Cardinal’s knowledge, Mr. Logue has not responded to the suit. As of the date of this supplement, Cardinal cannot predict the outcome of the suit at this early stage in the proceedings.

Impact on Board Membership if One or More Schaller Nominees is Elected

Under Virginia law and Cardinal’s Bylaws, in a contested election, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Because the Board’s nominees are six in total and the Schaller Coalition intends to nominate three candidates for election to the Board, the number of nominees for election at the Annual Meeting will exceed the number of directors to be elected at the Annual Meeting. This means that the six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be elected as directors.

If one or more Schaller Nominees is elected to the Cardinal Board along with five, four or three Board director nominees, all such re-elected Cardinal directors intend to resign from the Board immediately after the 2012 Annual Meeting. In such event, the Schaller Nominee(s) elected to the Board will be the only director(s) of Cardinal, and will have the ability, pursuant to Cardinal’s Bylaws and Virginia law, to fill the remaining director vacancies of the Board.

BACKGROUND INFORMATION ON THE EVENTS

LEADING UP TO THE SCHALLER COALITION’S SOLICITATION

On March 30, 2012, prior to the date of the Cardinal proxy statement and the mailing of such proxy statement, the Schaller Coalition filed preliminary proxy materials with the SEC indicating its intent to solicit proxies in support of the five nominees for director named in such preliminary materials for election at the Annual Meeting. On April 16, April 17 and April 19, 2012, the Schaller Coalition filed revised preliminary proxy materials with the SEC and in such materials indicated that it was changing the number of individuals it is nominating from five to three, for the reasons set forth in such materials. On April 20, 2012, the Schaller Coalition filed the Schaller Proxy Statement and is seeking to nominate the three Schaller Nominees.

Cardinal is not responsible for the accuracy of any information provided by or relating to the Schaller Coalition or its nominees contained in any proxy solicitation materials filed or disseminated by the Schaller Coalition or any other statements that it may otherwise make.

OTHER BUSINESS

Director Nominations

The information contained in this section of the Cardinal proxy statement with respect to the Schaller Coalition’s proxy materials and Schaller Nominees is amended as provided in this supplement.

April 19 Letter to Shareholders

On April 19, 2012, Cardinal mailed a letter dated the same date to shareholders in which it stated: “Our stock price has performed 35% BETTER than the average share price of all Virginia banks from the peak of the market in October 2007 to March 2012.” Cardinal wishes to correct such statement as follows: “Our stock price has performed 29 percentage points BETTER than the average share price of all Virginia banks (excluding CapitalOne) from the peak of the market in October 2007 to March 2012.”

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